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EXHIBIT 23

                        ARTHUR ANDERSEN

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-04764 on Form S-8.

/s/ Arthur Andersen LLP

Boston, Massachusetts
March 30, 1999